UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 795-1400

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.         Regulation FD Disclosure.

On September 27, 2012, a shareholder class action complaint (the “Complaint”), entitled Tara Nazarenko v. AngioDynamics, Inc. et al., was filed in the Supreme Court of the State of New York, County of Albany.  The Complaint purports to allege claims against AngioDynamics, Inc. (“AngioDynamics”) and its directors for alleged breaches of fiduciary duties in connection with the disclosures made regarding Proposal 3 and Proposal 5 in AngioDynamics’ Proxy Statement for its October 22, 2012 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on September 10,  2012.  Proposal 3 seeks the approval of AngioDynamics’ stockholders for a proposed amendment to AngioDynamics’ 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan by 1,000,000 shares.  Proposal 5 seeks a  “Say-on-Pay” non-binding advisory vote approving the compensation of AngioDynamics’ named executive officers.  The Complaint seeks declaratory and injunctive relief and unspecified damages and costs.  On October 3, 2012, plaintiffs filed a motion seeking expedited discovery and an order temporarily enjoining the shareholder vote.  AngioDynamics believes that the Complaint is without merit and intends to vigorously defend against the claims asserted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

By:	/s/ D. Joseph Gersuk
Name: D. Joseph Gersuk
Title: Chief Financial Officer

Dated: October 5, 2012